UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On June 27, 2013, ZaZa Energy Corporation (the “Company”) entered into a purchase and sale agreement (the “Sanchez Agreement”) with SN Marquis, LLC, a subsidiary of Sanchez Energy, to sell approximately 10,300 net acres of the Company’s properties in the Eagle Ford trend located in Fayette, Gonzalez and Lavaca Counties, Texas, which we refer to as our Moulton properties, including seven producing wells located on the Moulton properties, for approximately $28.8 million in cash.  The Sanchez Agreement contains customary representations and warranties and covenants of the parties, customary closing conditions, and customary closing price adjustments.  The closing of the sale of the Moulton properties pursuant to the Sanchez Agreement is expected to occur on or before July 31, 2013 and is subject to normal closing conditions.  There can be no assurance that this transaction will be consummated.

In connection with the signing of the Sanchez Agreement, on June 28, 2013, Sanchez Energy Corporation made a cash deposit equal to five percent of the purchase price, or approximately $1.4 million.

Item 1.02                                           Termination of a Material Definitive Agreement.

As previously reported, on March 22, 2013, a subsidiary of the Company entered into an agreement (the “BEP Moulton Agreement”) with BEP Moulton, LLC to sell the Moulton properties for approximately $43.3 million in cash.  Pursuant to the terms of the agreement, on June 27, 2013, the Company exercised its right to terminate the BEP Moulton Agreement due to the failure of the closing of the BEP Moulton Agreement to have occurred on or before the outside date for closing.

Item 7.01                                           Regulation FD Disclosure

On July 2, 2013, the Company issued a press release announcing the Sanchez Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated July 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: July 2, 2013	By:	/s/ Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 2, 2013